Exhibit 99.2
United Fire Reports on Annual Stockholders' Meeting

•	Directors Elected to Board of Directors

•	New Officer Appointments Approved

•	Regular Dividend on Common Stock Declared
Contact: Randy A. Ramlo, Chief Executive Officer and President, or Dianne M. Lyons, Vice President/CFO, 319-399-5700
CEDAR RAPIDS, Iowa, May 17, 2012 (GLOBE NEWSWIRE) - United Fire Group, Inc. (NASDAQ: UFCS) today announces that five directors were elected to our 12-member board at the annual stockholders' meeting on May 16, 2012.
Scott L. Carlton, president, SGL Carbon LLC, Charlotte, North Carolina, was elected to serve the remainder of an unexpired term which will expire in 2014. Elected to the board of directors for three-year terms expiring in 2015 are: Christopher R. Drahozal, professor of law, University of Kansas School of Law, Lawrence, Kansas; Jack B. Evans, president, The Hall-Perrine Foundation, Cedar Rapids, Iowa; George D. Milligan, president, The Graham Group, Inc., Des Moines, Iowa; and Michael W. Phillips, founder and president, Investors' Actuarial Services, LLC, Timonium, Maryland.
In other official business, stockholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2012 fiscal year and approved an advisory resolution approving compensation of our named executive officers.
As part of his presentation at the meeting, President and CEO Randy A. Ramlo highlighted the strength of United Fire Group's agents, storm teams and claims staff in responding to policyholders affected by devastating catastrophic storms in 2011. He also reviewed the positive growth the Company has experienced in the fourth quarter of 2011 and the first quarter of 2012, as well as the steady progress made integrating Mercer Insurance Group, which the Company acquired in 2011. He also featured United Life's 50th anniversary celebration, and its expansion into new states. The Life Company has received approval to operate in California, Delaware, Maryland, New Jersey, North Carolina, Pennsylvania, Virginia and West Virginia.
Meeting of the Board of Directors
Following the stockholders' meeting, the board of directors met and took the following actions:
Committee Appointments
The following new committee assignments were announced by the board of directors for 2012-2013:

Audit Committee - Douglas M. Hultquist, Scott L. Carlton and John A. Rife were newly appointed to the committee.
Compensation Committee - Mary K. Quass was named chair of the committee, replacing Frank S. Wilkinson Jr. who left the board following the May 16 board of directors meeting, and Michael W. Phillips was newly appointed to the committee.
Investment Committee - Scott L. Carlton was newly appointed to the committee.
Nominating & Governance Committee - James W. Noyce was newly appointed to the committee.
Risk Management Committee - Michael W. Phillips and John A. Rife were newly appointed to the committee.
New Officer Appointments
The following officer appointments were approved by the board of directors:

Lawrence (Larry) Crawford Head of East Coast Claims Lawrence (Larry) Crawford was appointed assistant vice president of United Fire & Casualty Company.

Michael (Mike) Hart Gulf Coast Commercial Lines Underwriting Manager Michael (Mike) Hart was appointed assistant vice president of United Fire & Casualty Company.

Debra (Debbie) Johnstone Senior Human Resources Administrator Debra (Debbie) Johnstone was appointed assistant vice president of United Fire & Casualty Company.

Dividend on common stock
The Board of Directors declared a regular quarterly dividend on the common stock of $.15 per share. This dividend will be payable on June 15, 2012, to stockholders on record as of June 1, 2012. United Fire has paid dividends every quarter since March 1968.

Share Repurchase Program
The Board of Directors approved an extension of United Fire Group's existing share repurchase program, authorizing the purchase of an additional 1 million shares of the Company's common stock and extending the program expiration date one year to August 2014.

About United Fire Group, Inc.
United Fire Group, Inc., is engaged in the business of writing property and casualty insurance and life insurance and selling annuities. Our Company's net premiums written totaled $179.4 million for the three-month period ended March 31, 2012, and our market capitalization was $456.3 million at March 31, 2012. Through our subsidiaries, we are licensed as a property and casualty insurer in 43 states plus the District of Columbia, and we are represented by more than 1,300 independent agencies. Both the United Fire and Mercer Insurance Company pooled groups are rated "A" (Excellent) by A.M. Best Company.
United Life Insurance Company, our life subsidiary, is licensed in 36 states, represented by more than 900 independent life agencies and rated an "A-" (Excellent) by A.M. Best Company. For more information about United Fire Group, Inc. visit www.unitedfiregroup.com.
Disclosure of Forward-looking Statements
This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our Company, the industry in which we operate, and beliefs and assumptions made by management. Words such as “expect(s),” “anticipate(s),” “intend(s),” “plan(s),” “believe(s),” “continue(s),” “seek(s),” “estimate(s),” “goal(s),” “target(s),” “forecast(s),” “project(s),” “predict(s),” “should,” “could,” “may,” “will continue,” “might,” “hope,” “can” and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012 and in our report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 10, 2012. The risks identified on Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.